                                                                   Exhibit 10.50


                                                                   Park Sq. II-3

                                AMENDMENT NO. 5
                                    TO LEASE

      THIS AMENDMENT NO. 5 is made and entered into this 10th day of March, 2003, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR'S TRUST) (previously known as the "John Arrillaga Separate Property Trust") as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and FIRST VIRTUAL COMMUNICATIONS, INC., A DELAWARE CORPORATION, as TENANT.

                                    RECITALS

      A. WHEREAS, by Lease Agreement dated July 19, 1995 Landlord leased to Tenant approximately 12,690+ square feet of that certain 48,000+ square foot building located at 3393 Octavius Drive, Suite 202, Santa Clara, California, the details of which are more particularly set forth in said July 19, 1995 Lease Agreement, and

      B. WHEREAS, said Lease was amended by Letter Agreement dated November 6, 1997, whereby Landlord consented to Tenant's assignment of said Lease from First Virtual Corporation, a California corporation to First Virtual Corporation, a Delaware corporation, and,

      C. WHEREAS, said Lease was amended by Amendment No. 1 dated November 7, 1997 which added a Co-terminous paragraph and a Cross-default paragraph as related to premises leased by Tenant from Landlord at 3233 Scott Blvd., Santa Clara, California, and

      D. WHEREAS, said Lease was amended by Amendment No. 2 dated April 2, 1998 which (i) increased the square footage of the Leased Premises by 9,696+ square feet effective May 1, 1998 ("Phase I Increased Premises"), (ii) increased the square footage of the Leased Premises by 2,561+ square feet effective December 1, 1998 ("Phase II Increased Premises"), (iii) extended the Lease Term for a period of four years and eight months, (iv) amended the Basic Rent schedule and Aggregate Rent accordingly, (v) increased the Security Deposit required under the Lease, (vi) increased Tenant's non-exclusive parking spaces,
(vii) amended the Management Fee charged to Tenant, (viii) amended Lease Paragraph 19 ("Assignment and Subletting"), (ix) replaced Lease Paragraphs 39 ("Limitation of Liability") and 47 ("Hazardous Materials"), (x) deleted Paragraphs 1 ("Lease Terms Co-terminous") and 2 ("Cross Default") to Amendment No. 1 dated November 7, 1997, and (xi) added a paragraph ("Authority to Execute") to said Lease, and

      E. WHEREAS, said Lease was amended by Amendment No. 3 dated May 27, 1998 which (i) deleted Paragraph 1.B. of Amendment No. 2 and increased the former "Phase II Increased Premises" by increased the square footage of the Leased Premises by a total of 25,614+ square feet effective December 1, 1998 to reflect Tenant leasing one hundred percent of the Building, (ii) extended the Lease Term for a period of two years and seven months, (iii) amended the Basic Rent schedule and Aggregate Rent accordingly, (iv) increased the Security Deposit required under the Lease, (v) increased Tenant's non-exclusive parking spaces, (vi) amended Lease Paragraph 19 ("Assignment and Subletting"), and (vii) replaced Lease Paragraphs 7 ("Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and Building in which the Premises are Located"), 10 ("Tenant Maintenance") and 11 ("Utilities of the Building in which the Premises are Located"), and

      F. WHEREAS, said Lease was amended by Amendment No. 4 dated February 4, 1999 by (i) acknowledging Tenant's name change from First Virtual Corporation, a Delaware corporation to FVC.COM, Inc., a Delaware corporation effective July 31, 1998, (ii) reducing the Basic Rent due under the Lease for a six month period commencing January 1, 1999 and ending June 30, 1999, (iii) extending the Lease Term by three years and seven months, and (iv) amending the Basic Rent Schedule and Aggregate Rent under said Lease Agreement, and

      G. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Tenant's name change from FVC.COM, Inc. to First Virtual Communications, Inc., which name change became effective February 5, 2001, (ii) terminating said Lease early, changing the Lease Termination Date from June 30, 2009 to April 30, 2003, (iii) amending the Aggregate Basic Rent of said Lease Agreement, (iv) providing for Tenant to execute a new lease with Landlord for approximately 17,867+ square feet at 3200 Bridge Parkway, Suite 202, Redwood City, California, and (v) providing for Tenant to (a) issue 2,000,000 stock warrants to Landlord and (b) transfer Tenant's interest in all of the furniture and equipment in the Leased Premises to Landlord upon the Lease Termination Date as consideration for


                                     Page 1                   Initial: _________

                                                                   Park Sq. II-3


Landlord's agreement to amend the Lease as hereinafter set forth.

                                    AGREEMENT

      NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

      1. TENANT NAME CHANGE: Pursuant to information provided to Landlord by Tenant, it is acknowledged by Landlord that effective on or about February 5, 2001, Tenant "FVC.COM, Inc.", a Delaware corporation, changed its' name by Corporate Resolution to "First Virtual Communications, Inc.", a Delaware corporation; the change in name did not result in a change in ownership structure and for all intents and purposes all the assets and liabilities of FVC.COM, Inc. are now the assets and liabilities of First Virtual Communications, Inc., and First Virtual Communications, Inc. will be responsible for the full performance of all terms, covenants, and conditions of said Lease Agreement from the date of the Lease (July 19, 1995) through the effective Termination Date of said Lease. In the event there was a change in ownership or there was not a complete transfer of 100% of the assets and liabilities from FVC.COM, Inc. to First Virtual Communications, Inc., both companies agree to be jointly and severally liable for the full terms and conditions of the Lease Agreement from July 19, 1995 through the Termination Date of said Lease

      2. TERMINATION OF LEASE: As an accommodation to Tenant and subject to the terms and conditions stated herein, Landlord has agreed to the early termination of said Lease Agreement; therefore, the Lease Termination Date shall be changed from June 30, 2009 to April 30, 2003 ("Termination Date"). Tenant shall be responsible for relinquishing the Premises in the condition required under Lease Paragraphs 8 ("Acceptance and Surrender of Premises"), 9 ("Alterations and Additions") and 47 ("Hazardous Materials"). Prior to the Termination Date, Landlord and Tenant shall conduct a joint inspection of the Premises to determine the extent of the work required by Tenant to comply with the provisions of said Paragraphs 8 and 9 ("Restoration Work"). In lieu of Tenant completing the required Restoration Work, Tenant agrees (i) to pay to Landlord a fee equal to the total of the estimates received from Landlord's contractors for the Restoration Work ("Restoration Fee") within ten days after Tenant receives Landlord's statement of said Restoration Fee Tenant shall be responsible for paying all Basic Rent and Additional Rent and fulfilling all Lease obligations as contained in said Lease through the Termination Date or the amended Termination Date as the case may be. Notwithstanding the above, Tenant's obligations as stated in Lease Paragraphs 12 ("Taxes"), 17 ("Compliance") and 47 ("Hazardous Materials") shall survive the Termination Date of this Lease.

      Notwithstanding the scheduled May 1, 2003 commencement date for the New Premises Lease as set forth in Paragraph 6 below, in the event Tenant is unable to obtain phone and internet service ("Phone Service") at the New Premises by the scheduled Termination Date of this Lease, April 30, 2003, Landlord shall allow Tenant a maximum of two weeks (the "Move Out Period") to obtain Phone Service at the New Premises, in which case the Termination Date of this Lease shall be amended to reflect the date Tenant surrenders the Premises to Landlord, and the commencement date of the New Premises Lease shall be changed to the date immediately following the Termination Date of this Lease.

      Although this Termination Agreement shall be deemed effective upon execution of this Amendment No. 5 by both parties, and Landlord shall be entitled to take possession of the Premises in accordance with the terms of this Amendment No. 5 and relet them for its own account, the release of Tenant from its obligations under this Lease as stated in Lease Paragraph 4, including but not limited to the obligation to pay all Rent and other sums due hereunder, shall not be deemed effective unless and until ninety-one (91) days have expired from the date of the last payment due under this Amendment No. 5 is paid to Landlord and the funds for the payment have cleared Tenant's bank account and/or the issuing bank and a bankruptcy or insolvency proceeding has not been filed by or against Tenant. In the event a bankruptcy or insolvency proceeding is filed within said ninety-one (91) day period, the release of Tenant from its future obligations under the Lease shall not be effective and Landlord shall be entitled to recover damages from Tenant in accordance with Section 1951.2 of the California Civil Code and the default provisions of Paragraph 22 ("Bankruptcy and Default") of this Lease for all Rent and other sums due under the Lease through the originally scheduled Lease Termination Date of June 30, 2009. In such event, Landlord shall be entitled to retain the Consideration Fee and to offset the amount of the Consideration Fee against all damages recoverable to the extent permissible under applicable law. In consideration of the Landlord's execution of this Agreement, Tenant waives the provisions of Section 1950.7 of the California Civil Code, and any claim concerning the security deposit to be retained by Landlord and or amounts paid to Landlord pursuant to this Agreement.

            A. Taxes. Tenant's ongoing obligation related to Paragraph 12 ("Taxes") shall include all regularly assessed Real Estate Taxes and any supplemental taxes related to the period of Tenant's Lease


                                     Page 2                   Initial: _________

                                                                   Park Sq. II-3


Term whenever levied, including any such taxes that may be levied after the Termination Date.

            B. Hazardous Materials. In the event any Hazardous Materials were used and/or stored on the Premises during the Term of the Lease by Tenant, Tenant's assignor (if any) or subtenants (if any), prior to the Termination Date, Tenant shall provide Landlord, concurrently with the return of this executed Amendment No. 5, with (i) a list of Hazardous Materials used and/or stored on the Premises, including the quantities so used and/or stored, (ii) copies of all Hazardous Materials permits, (iii) copies of all related Hazardous Materials manifests, (iv) a copy of the floor and site plan of the Premises reflecting the location where any and all Hazardous Materials were used, stored and/or disposed, and (v) a copy of the preliminary and final Hazardous Materials Closure Plan filed with the City of Santa Clara. If no Hazardous Materials were used and/or stored on the Premises, Tenant shall provide Landlord with a written statement representing and warranting the same.

      3. REAL PROPERTY TAXES: Notwithstanding Tenant's obligations related to payment of Additional Rent as set forth in Paragraph 1 above, Tenant acknowledges that Tenant has prepaid real property taxes due through June 30, 2003, and that Tenant will not receive any rebate of said prepaid taxes related to the Premises accruing after the Early Termination Date of April 30, 2003.

      4. AGGREGATE BASIC RENT: The Aggregate Basic Rent for the Lease shall be decreased by $10,065,600.00 or from $16,615,325.03 to $6,549,725.03.

      5. CONSIDERATION: As a material part of the consideration for Landlord's agreement to amend the Lease pursuant to the terms and conditions herein, Tenant agrees to the following:

            A. Stock Warrants: Tenant shall issue 2,000,000 stock warrants to Landlord or its assignee, within thirty (30) days of Tenant's execution of this Amendment No. 5, with reasonable terms and conditions acceptable to Landlord. Said stock warrants shall be issued at no cost and/or expense to Landlord or its assignee, and shall be convertible, upon exercise of said warrants by Landlord or its assignee, at Landlord's or its assignee's option, to Common Stock at an exercise price of $0.27 per share at any time during the five (5) year period following the date said warrants are issued. Said warrants will include an option for a cashless exercise if Landlord so elects. Said shares shall be distributed as follows: 1,000,000 shares shall be issued to the Richard T. Peery Separate Property Trust and the remaining 1,000,000 shares shall be issued to the John Arrillaga Survivor's Trust.

            B. Tenant's Personal Property to be Transferred to Landlord: Tenant hereby assigns, at no cost to Landlord, its ownership interest in all of the office furniture/cubicles and equipment listed on Exhibit A to be attached hereto (collectively "Furniture") as of the Lease Termination Date, and shall leave and assign ownership of the Furniture in the Premises upon Lease Termination, and execute the Bill of Sale attached hereto as Exhibit B for the same. Tenant further warrants and represents to Landlord that the Furniture is owned free and clear of any debt by Tenant, there are no existing or pending liens against said Furniture and that the Furniture has not been and shall not be encumbered by Tenant. The Furniture, as of the Lease Termination Date, shall become the property of the Landlord. The Furniture shall be delivered to Landlord in its current, "as is" condition, except as noted herein, without any warranty or guaranty of any kind or nature (express or implied) concerning the quality, condition or value of the Furniture, or its usefulness for any particular purpose

      6. EARLY TERMINATION OF LEASE CONTINGENT UPON TENANT LEASING ADDITIONAL SPACE FROM LANDLORD'S AFFILIATE: Landlord's agreement to allow the early termination of Tenant's Lease is subject to and conditional upon Tenant executing a separate lease agreement dated March 10, 2003 with Westport Joint Venture to lease space located at 3200 Bridge Parkway, Suite 202, Redwood City, California (the "New Premises Lease") commencing the day following the early Termination Date of Tenant's Lease. In the event Tenant fails to execute the New Premises Lease on or before April 1, 2003 and/or in the event said New Premises Lease does not commence on May 1, 2003, this Amendment No. 5 shall, at Landlord's option (a) be rescinded or (b) the Termination Date of this Lease shall be modified to reflect the date the executed New Premises Lease is received by Westport Joint Venture and said New Premises Lease commences. In the event Tenant fails to execute the New Premises Lease, this Lease shall continue in full force and effect through the scheduled Lease Termination Date of June 30, 2009 (and this Amendment No. 5 shall be automatically rescinded.

      7. CHOICE OF LAW/VENUE; SEVERABILITY. This Agreement shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and the venue shall be in Santa Clara County. If any provisions of this Agreement shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

      8. AUTHORITY TO EXECUTE. The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of


                                     Page 3                   Initial: _________

                                                                   Park Sq. II-3


whom they execute this Agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

      9. EXAMINATION OF AMENDMENT: This Amendment No. 5 shall not be effective until its execution by both Landlord and Tenant.

      EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 19, 1995 Lease Agreement shall remain in full force and effect.




      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 5 to Lease as of the day and year last written below.


LANDLORD:                                    TENANT:

JOHN ARRILLAGA SURVIVOR'S TRUST              FIRST VIRTUAL COMMUNICATIONS, INC.
                                             a Delaware corporation


By /s/ John Arrillaga                        By /s/ Truman Cole
  -------------------------                  -------------------
  John Arrillaga, Trustee
                                             Truman Cole
                                             -------------------
Date: March 10,2003                          Print or Type Name

RICHARD T. PEERY SEPARATE                    Title: Chief Financial Officer
PROPERTY TRUST


By /s/ Richard T. Peery                      Date: March 10, 2003
  -------------------------
  Richard T. Peery, Trustee


Date: March 10, 2003


                                     Page 4                   Initial: _________